                                                                    Exhibit 99.1

Pursuant to General Instruction number 4(b)(v) to Form 4, the following additional reporting persons are covered by this joint filing:

Name:   Foresite Capital Fund II, L.P.
        Foresite Capital Management III, LLC
        Foresite Capital Fund III, L.P.

        Address:   Foresite Capital
                   600 Montgomery Street Street
                   Suite 4500
                   San Francisco, CA  94111

Name:   James B. Tananbaum

        Address:   3052 Pacific Avenue
                   San Francisco, CA  94115

Designated Filer:                 Foresite Capital Management II, LLC

Issuer and Ticker Symbol:         Aerie Pharmaceuticals, Inc. (AERI)

Date of Event Requiring Statement:July 22, 2016

FORESITE CAPITAL MANAGEMENT II, LLC

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

FORESITE CAPITAL FUND II, L.P

By:     Foresite Capital Management II, LLC
        Its General Partner

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

FORESITE CAPITAL MANAGEMENT III, LLC

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

FORESITE CAPITAL FUND III, L.P

By:     Foresite Capital Management III, LLC
        Its General Partner

By:     /s/ Dennis D. Ryan
        --------------------------------
        Dennis D. Ryan
        Chief Financial Officer

  /s/ James B. Tananbaum
----------------------------------------
James B. Tananbaum